Exhibit 10.10

GUARANTY

THIS GUARANTY (“Guaranty”) is made as of June 15, 2017, by REDFIN CORPORATION, (collectively, jointly, severally, and jointly and severally, the “Guarantor”), whose address is set forth below, in favor of WESTERN ALLIANCE BANK, an Arizona corporation (“Buyer”), whose address is set forth below.

RECITALS

A. Guarantor is executing this Guaranty to induce Buyer to extend to REDFIN MORTGAGE, LLC, a Delaware limited liability company (“Seller”) a warehouse facility (the “Facility”) in the maximum amount of $10,000,000.00, subject to the terms and conditions of which are more particularly described in the Master Repurchase Agreement dated as of June 15, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Repurchase Agreement”), and the other Repurchase Documents (as defined in the Repurchase Agreement.

B.	This Guaranty is one of the Repurchase Documents.

C.	Each capitalized term used herein and not otherwise defined has the meaning given to such term in the Repurchase Agreement.

GUARANTY

1. Guaranteed Obligations. In order to induce Buyer to extend the Facility to Seller, Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees to Buyer and to its successors, endorsees and/or assigns, the full and prompt payment and performance of the Guaranteed Obligations. The term “Guaranteed Obligations”, as used herein means: all obligations, indebtedness, and liabilities of Seller to Buyer, now existing or hereafter arising under or in connection with the Repurchase Agreement or any of the Repurchase Documents, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all extensions, renewals, and modifications thereof, and shall include, without limitation, any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar law. The Guaranteed Obligations shall include, any reasonable costs or expenses incurred by Buyer in connection with collecting or enforcing this Guaranty. Guarantor acknowledges that fluctuations may occur in the aggregate amount of the Guaranteed Obligations and Guarantor agrees that reductions in the amount of the Guaranteed Obligations, even to zero dollars, shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantor’s successors and assigns so long as any of the Guaranteed Obligations remain unpaid and even though the Guaranteed Obligations may from time to time be zero dollars. In no event will the Guaranteed Obligations exceed 120% of Seller’s Concentration Limit.

2. Guarantor’s Liability. Guarantor agrees, represents and warrants to Buyer as follows:

(a) Guarantor shall continue to be liable under this Guaranty and the provisions hereof shall remain in full force and effect notwithstanding (i) any modification, agreement or stipulation between Seller and Buyer, or their respective successors and assigns, with respect to the Repurchase Documents or the obligations encompassed thereby, including, without limitation, the Guaranteed Obligations; or (ii) Buyer’s waiver of or failure to enforce any of the terms, covenants or conditions contained in the Repurchase Documents or in any modification thereof; or (iii) any release of Seller or any other guarantor from any liability with respect to the Guaranteed Obligations; (iv) any release or subordination of any real or personal property then held by Buyer as security for the performance of the Guaranteed Obligations; (v) any disability of Seller, or the dissolution, insolvency, or bankruptcy of Seller, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Obligations; (vi) the unenforceability or invalidity of any or all of the Guaranteed Obligations, any Purchased Loan or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations or any Purchased Loan; (vii) any payment by Seller or any other party to Buyer is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Buyer is required to refund any payment or pay the amount thereof to someone else; (viii) the settlement or compromise of any of the Guaranteed Obligations; (ix) the non perfection of any security interest or lien securing any or all of the Guaranteed Obligations; or (x) any impairment of any Purchased Loan or any collateral securing any or all of the Guaranteed Obligations.

(b) Guarantor’s liability under this Guaranty shall continue until all of Seller’s Obligations (as defined in the Repurchase Agreement) have been paid and performed in full, and shall not be reduced by virtue of any payment by Seller of any amount due under the Repurchase Agreement or under any of the Repurchase Documents or by Buyer’s recourse to any collateral or security. Guarantor acknowledges that Buyer may apply any payment made by Seller to Buyer to any obligation of Seller to Buyer under the terms of any Repurchase Documents in such amounts and such manner as Buyer may elect, regardless of whether such application complies with any instruction or designation given or made by Seller with respect to such payment and agrees that any such application shall not in any manner reduce, extinguish or otherwise affect the liability of Guarantor hereunder.

(c) Guarantor acknowledges that it has and will continue to have full and complete access to any and all information concerning the transactions contemplated by the Repurchase Documents or referred to therein, the value of the assets owned or to be acquired by Seller, Seller’s financial status and its ability to pay and perform its Obligations under the Repurchase Documents. Guarantor further warrants and represents that it has reviewed and approved copies of the Repurchase Documents and is fully informed of the remedies Buyer may pursue, with or without notice to Seller, in the event of default under the Repurchase Agreement or other Repurchase Documents. So long as any of the Guaranteed Obligations remains unsatisfied or owing to Buyer, Guarantor shall keep itself fully informed as to all aspects of Seller’s financial condition and the performance of Seller’s Obligations under the Repurchase Documents.

(d) If acceleration of the time for payment of any amount payable by Seller under the Repurchase Documents is stayed upon the insolvency, bankruptcy, or reorganization of Seller, all such amounts otherwise subject to acceleration under the terms of the Repurchase Documents shall nonetheless be payable by Guarantor hereunder forthwith on demand by Buyer.

(e) Buyer is not required to inquire into the powers of Seller or Guarantor or of the officers, directors, or other agents acting or purporting to act on their behalf, and any indebtedness or obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

3. Fair Consideration; Solvency.

(a) Guarantor represents and warrants to Buyer that: (i) Guarantor is receiving fair consideration and reasonably equivalent value for its execution of this Guaranty; (ii) Guarantor is not now insolvent, nor will the execution of this Guaranty render Guarantor insolvent; (iii) the execution of this Guaranty will not leave Guarantor with unreasonably small capital or assets in order to conduct the business of Guarantor as it is currently conducted; (iv) the obligations incurred under this Guaranty have not been incurred with the intent to hinder, delay, or defraud present or future creditors; and (v) the execution of this Guaranty is not intended or believed by Guarantor to be an incurrence of an obligation or debt of Guarantor beyond Guarantor’s ability to pay such obligation or debt as it becomes due.

(b) Guarantor acknowledges that: (i) the execution of this Guaranty by Guarantor is a necessary condition for the extension of the Facility by Buyer to Seller; and (ii) the extension of the Facility by Buyer to Seller is of substantial economic benefit to Seller and, therefore, beneficial to Guarantor.

4. Fraudulent Transfer. In the event that, notwithstanding the representations, warranties and acknowledgements of Guarantor contained in Section 3 above, the incurring of the obligations under this Guaranty is found, by a final, non-appealable judgment or order of a court, to constitute a fraudulent transfer under the Uniform Fraudulent Transfer Act (Arizona Revised Statutes (“ARS”) Sections 44-1001 et seq., as amended and any successor statute), the Bankruptcy Code (Title 11 of the United States Code), or any similar statutes, then the amount of the Guaranteed Obligations of Guarantor pursuant to this Guaranty shall be reduced to $1.00 less than the amount that would otherwise make this Guaranty a fraudulent conveyance. The limitation on the liability of Guarantor contained in this Section 4 shall not limit any right of Buyer against Guarantor available at law or in equity, including, without limitation, rights of Buyer against Guarantor based upon any inaccuracy of, or the failure of Guarantor to comply with, the provisions of Section 3 above.

5. Independent Obligation. The obligations of Guarantor hereunder are separate and independent of the obligations of Seller and of every other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor regardless of whether an action is brought against Seller or any other guarantor or whether Seller or any other guarantor is joined in any such action or actions, or whether Buyer forecloses upon, sells or otherwise disposes of or collects any collateral securing the Obligations under the Repurchase Documents. This Guaranty may be enforced against Guarantor regardless of whether a judicial or non-judicial foreclosure sale is held under any security agreement, deed of trust, mortgage or other security instrument securing all or any part of the Obligations under the Repurchase Documents.

6. Nature of Guaranty. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collection, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Repurchase Documents or other instruments relating to the creation or performance of the Guaranteed Obligations or the pursuit by Buyer of any remedies which it now has or may hereafter have with respect thereto under the Repurchase Documents, at law, in equity or otherwise.

7. Guarantor Waivers. Guarantor hereby fully and completely waives, releases and relinquishes: (a) all notices to Guarantor, to Seller, or to any other person or entity, including, without limitation, notices of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of any of the Obligations under the Repurchase Documents and, except to the extent set forth herein, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (b) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (c) any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof; (d) all defenses and claims based on principles of suretyship and/or guaranty; (e) any and all benefits under ARS Sections 12-1641 through 12-1646, Section 44-142, and Rule 17(e) of the Arizona Rules of Civil Procedure, as now enacted or hereafter modified, amended or replaced; and (f) any “one action” or “anti-deficiency” law. Notwithstanding any foreclosure of the lien of any security agreement, deed of trust, mortgage, or other security instrument with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty. Guarantor further agrees that Buyer may enforce this Guaranty upon the occurrence and during the continuation of a default or an Event of Default under the Repurchase Agreement or the Repurchase Documents (as Event of Default is defined in the Repurchase Agreement), notwithstanding the existence of any dispute between Seller and Buyer with respect to the existence of a default or Event of Default or performance of the Obligations under the Repurchase Documents, the Guaranteed Obligations or any counterclaim, set-off or other claim which Seller may allege against Buyer with respect thereto. Moreover, Guarantor agrees that its obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

8. No Duty To Pursue Others. Guarantor agrees that Buyer may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral and without the necessity of proceeding against Seller or any other guarantor, including, without limitation, any other Guarantor named herein. Guarantor hereby waives the right to require Buyer to proceed against Seller, to proceed against any other guarantor, including, without limitation, any other Guarantor named herein, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Repurchase Documents, to pursue any other remedy or to enforce any other right.

9. Authorization of Buyer . Guarantor authorizes Buyer, without notice or demand, and without affecting Guarantor’s liability hereunder, from time to time to: (a) amend, modify, or restate any instrument, document or agreement evidencing or relating to all or any portion of the Guaranteed Obligations; (b) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations under the Repurchase Documents or any part thereof, including, without limitation, any increase or decrease of the

Pricing Rate (as defined in the Repurchase Agreement) or any fee or late charge; (c) take and hold collateral as security for the payment of this Guaranty or the Obligations under the Repurchase Documents, and exchange, substitute, subordinate, enforce, waive and release any such collateral; (d) apply any and all payments from Seller, Guarantor or any other guarantor, or recoveries from any collateral securing all or any portion of the Obligations under the Repurchase Documents, in such order or manner as Buyer in its sole and absolute discretion may determine; (e) direct the order or manner of sale of any collateral securing any part of the Obligations under the Repurchase Documents as Buyer in its sole and absolute discretion may determine; (f) release or substitute any one or more of the Seller, Guarantor or any other guarantor, or acquire additional guarantors; and (g) assign its rights under this Guaranty in whole or in part.

10. Waivers of Subrogation and Other Rights and Defenses.

(a) Guarantor agrees that nothing contained herein shall prevent Buyer from suing on the Repurchase Agreement or from exercising any rights available to it thereunder or under any of the Repurchase Documents and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of any Guarantor. Guarantor understands that the exercise by Buyer of certain rights and remedies contained in the Repurchase Documents may affect or eliminate Guarantor’s right of subrogation against Seller and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder; nevertheless, Guarantor hereby authorizes and empowers Buyer to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available to Buyer, because it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

(b) Guarantor hereby waives, releases, and relinquishes any and all rights of reimbursement, contribution, and subrogation, which Guarantor may now or hereafter have against Seller. Guarantor further agrees that, to the extent the waiver of its rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Seller or against any collateral or security shall be junior and subordinate to any right Buyer may have against Seller and to all right, title and interest Buyer may have in any collateral or security. Buyer may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation right Guarantor may have, and upon disposition or sale, any right of subrogation Guarantor may have shall terminate. With respect to the enforced collection of the Obligations under the Repurchase Documents or the foreclosure of any security interest in any personal property collateral then securing any of the Obligations under the Repurchase Documents, Buyer agrees to give Guarantor five (5) days’ prior written notice, in the manner set forth in Section 13 hereof, of any sale or disposition of any such personal property collateral, other than collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like.

(c) Guarantor’s sole right with respect to any such foreclosure of real or personal property collateral shall be to bid at such sale in accordance with applicable law. Guarantor acknowledges and agrees that Buyer may also bid at any such sale and in the event such collateral is sold to Buyer in whole or in partial satisfaction of the Guaranteed Obligations,

Guarantor shall have no further right or interest with respect thereto. Notwithstanding anything to the contrary contained herein, no provision of this Guaranty shall be deemed to limit, decrease, or in any way to diminish any rights of set-off Buyer may have with respect to any cash, cash equivalents, certificates of deposit or the like which may now or hereafter be put on deposit with Buyer by Seller.

(d) To the extent any dispute exists at any time between or among any of the guarantors as to Guarantor’s right to contribution or otherwise, Guarantor agrees to indemnify, defend and hold Buyer harmless for, from and against any loss, damage, claim, demand, cost or any other liability (including reasonable attorneys’ fees and costs) Buyer may suffer as a result of such dispute.

(e) If from time to time Seller shall have liabilities or obligations to Guarantor (collectively the “Subordinate Obligations”), such Subordinate Obligations shall be subject to the following terms:

(i) The Subordinate Obligations and any and all assignments as security, grants in trust, liens, mortgages, security interests, other encumbrances, and other interests and rights securing such liabilities and obligations shall at all times be fully subordinate with respect to (1) assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance, and other interest and right (if any), (2) time and right of payment and performance, and (3) rights against any collateral therefor (if any), to payment and performance in full of the Guaranteed Obligations and the right of Buyer to realize upon any or all security for such obligations.

(ii) Guarantor agrees that the Subordinate Obligations shall not be secured by any assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance or other interest or right in any property, interests in property, or rights to property of Seller.

(iii) Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

(iv) Guarantor agrees that after the occurrence and during the continuance of a default or Event of Default under the Repurchase Documents, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of the Seller or received, accepted, retained or applied by the Guarantor unless and until the Guaranteed Obligations shall have been paid and performed in full. Prior to the occurrence and continuance of a default or Event of Default under the Repurchase Documents, Guarantor shall have the right to receive payments on the Subordinated Indebtedness made in the ordinary course of business.

(v) If Guarantor receives any payment from Seller or any other party on account of the Subordinated Obligations when such payment is not permitted hereunder, such payment shall be held in trust by Guarantor for the benefit of Buyer, shall be segregated from the other funds of Guarantor, and shall forthwith be paid by Guarantor to Buyer, without affecting the liability of Guarantor under this Guaranty, and applied to payment of the Guaranteed Obligations, whether or not then due.

(vi) Without the prior written consent of Buyer, Guarantor shall not (1) file suit against Seller or exercise or enforce any other creditor’s right it may have against Seller, or (2) foreclose, repossess, sequester, appoint a receiver or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, security interests, collateral rights, judgments or other encumbrances held by Guarantor on assets of Seller.

(vii) To secure the Guaranteed Obligations, Guarantor grants to Buyer a lien and security interest in all Subordinate Obligations and any documents or instruments evidencing or pertaining to the Subordinate Obligations, and in all of Guarantor’s right, title, and interest in and to any payments, property, interests in property, or rights to property acquired or received by Guarantor from Seller in respect of the Subordinate Obligations.

(viii) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving Seller as debtor, Buyer shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness. Buyer may apply any such dividends, distributions, and payments against the Guaranteed Obligations in such order and manner as Buyer may determine in its sole discretion.

11. Guarantor’s Representations and Warranties. As an inducement to Buyer to extend the Facility to Seller, Guarantor represents and warrants to Buyer that the following statements are true, correct and complete as of the date hereof and will be true, correct and complete as of each Purchase Date.

(a) Each Guarantor that is not an individual is duly organized, validly existing and in good standing under the laws of the state of its organization. Guarantor’s correct legal name is set forth above. Guarantor has all requisite power, authority, rights and franchises to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and to enter into and perform this Guaranty and the other Repurchase Documents to which it is a party or signatory.

(b) Each Guarantor that is not an individual has made all filings in the state of its organization and has made all filings as a foreign organization and is in good standing in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of such Guarantor.

(c) Guarantor’s execution, delivery and performance of this Guaranty and any of the Repurchase Documents to which Guarantor is a party or signatory have been duly authorized by all necessary action by Guarantor.

(d) The execution, delivery and performance of the Repurchase Documents by Guarantor will not violate (i) Guarantor’s organizational documents or any other formation document, as applicable; (ii) any legal requirement affecting Guarantor or any of its property; or (iii) any agreement to which Guarantor is a party or by which it or any of its property is bound and will not result in or require the creation of any lien upon any of its property.

(e) No approvals, authorizations or consents of any trustee or holder of any indebtedness or obligation of Guarantor are required for the due execution, delivery and performance by Guarantor of this Guaranty or any of the Repurchase Documents to which Guarantor is a party.

(f) This Guaranty and any other Repurchase Documents to which Guarantor is a party have been duly executed by Guarantor, and are legally, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(g) There exists no material violation of or material default by Guarantor and no event has occurred which, upon the giving of notice or the passage of time, or both, would constitute a material default with respect to (i) the terms of any instrument evidencing or securing any obligations of Guarantor, (ii) any lease or other agreement to which Guarantor is a party,(iii) any license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any governmental authority, or any determination or award of any arbitrator to or by which Guarantor or Guarantor’s property may be subject or bound, or (iv) any deed of trust, mortgage, security agreement, instrument, or other agreement by which Guarantor or any of its property is bound which might (1) materially and adversely affect the ability of Guarantor to perform its obligations under this Guaranty or any other material instrument, agreement or document to which it is a party, or (2) adversely affect the priority of the liens and security interests created by this Guaranty or any of the other Repurchase Documents.

(h) There is no action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of Guarantor) at law or in equity or before or by any foreign or domestic court or other governmental entity (a “Legal Action”), pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of its assets which could reasonably be expected to result in any material adverse change in the business, operations, assets or condition (financial or otherwise) of Guarantor or would materially and adversely affect Guarantor’s ability to perform its obligations under this Guaranty and any of the other Repurchase Documents to which it is a party. There is no basis known to Guarantor for any such Legal Action. Guarantor is not (i) in violation of any applicable law which violation materially and adversely affects or may materially and adversely affect Guarantor or Guarantor’s business, operations, assets or condition (financial or otherwise), (ii) subject to, or in default with respect to, any other legal requirement that would have a materially adverse effect on Guarantor or Guarantor’s business, operations, assets or condition (financial or otherwise), or (iii) in default with respect to any agreement to which it is a party or by which it is bound. There is no Legal Action pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor questioning the validity or the enforceability of this Guaranty or any of the other Repurchase Documents.

(i) Guarantor has good, sufficient and legal title to all properties and assets reflected in its most recent balance sheet or personal financial statement, as applicable, delivered to Buyer.

(j) There is no fact known to Guarantor that materially and adversely affects the business, operations, assets or condition (financial or otherwise) of Guarantor which has not been disclosed in this Guaranty or in other documents, certificates and written statements furnished to Buyer in connection herewith.

(k) All tax returns, extension filings, and reports of Guarantor required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon Guarantor or upon its properties, assets, income and franchises which are due and payable have been paid when due and payable. Guarantor does not know of any proposed tax assessment against it or its property that would be material to its condition (financial or otherwise), and Guarantor has not contracted with any government entity in connection with such taxes.

(l) The financial statements and all financial data previously delivered to Buyer in connection with the Facility and/or relating to Guarantor are true, correct and complete in all material respects. Such financial statements fairly present the financial position of the subject thereof as of the date thereof. No material adverse change has occurred in such financial position and, except for this Loan, no borrowings have been made by Guarantor since the date thereof which are secured by, or might give rise to, a lien or claim against the proceeds of the Facility or any collateral that secures the Facility.

12. Financial Covenants; No Transfers.

(a) Guarantor covenants and agrees to provide to Buyer the financial statements required with respect to guarantors as provided in Section 7.4 of the Repurchase Agreement.

(b) Guarantor covenants and agrees to maintain the financial covenants applicable to guarantors as provided in the Repurchase Agreement.

(c) Guarantor covenants and agrees to immediately notify Buyer of any material adverse change in Guarantor’s financial status.

(d) Guarantor has not and will not, without the prior written consent of Buyer, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein, other than in the ordinary course of Guarantor’s business. Guarantor further covenants and agrees that no assets belonging to Guarantor (whether or not disclosed in a financial statement or Facility application to Buyer) have been transferred into an asset protection trust or an irrevocable trust within two (2) years prior to the date of this Guaranty, and Guarantor will not transfer any assets into an asset protection trust or an irrevocable trust while this Guaranty is outstanding without Buyer’s written permission.

13. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission) and shall be given to such party at its address set forth below. Each such notice, request or other communication shall be effective (a) if given by mail, three (3) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (b) if given by reputable overnight delivery service, when delivered, or (c) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified below.

To Buyer:	WESTERN ALLIANCE BANK
3033 W. Ray Road
Chandler, AZ 85226
Attention: Albert Thuma

To Guarantor:	REDFIN CORPORATION
1099 Stewart Street Suite 600 Seattle, WA 98101
Attention: General Counsel

14. Successors and Assigns. This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of and shall be enforceable by Buyer, its successors, endorsees and assigns.

15. Community Property. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his or her separate property for the satisfaction of all Guaranteed Obligations. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

16. Costs of Enforcement. If any or all of the Guaranteed Obligations are not paid when due, Guarantor agrees to pay all costs of enforcement and collection and preparation therefore (including, without limitation, reasonable attorneys’ fees and any amounts disbursed by Buyer in connection with enforcing Buyer’s remedies under the Repurchase Documents) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)) together with interest thereon from the date of demand at the Post-Default Rate (as defined in the Repurchase Agreement).

17. WAIVER OF DEFENSES AND RELEASE OF CLAIMS. The undersigned hereby (a) represents that neither the undersigned nor any affiliate or principal of the undersigned has any defenses to or setoffs against any indebtedness or other obligations owing by the undersigned, or by the undersigned’s affiliates or principals, to Buyer or Buyer’s affiliates (the “Obligations”), nor any claims against Buyer or Buyer’s affiliates for any matter whatsoever, related or unrelated to the Obligations, and (b) releases Buyer and Buyer’s affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including, without limitation, the subject matter of this Guaranty. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Buyer or Buyer’s affiliates. The undersigned acknowledges that Buyer has been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this paragraph.

18. JURY WAIVER. GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND BUYER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS GUARANTY, THE REPURCHASE AGREEMENT OR ANY OF THE OTHER REPURCHASE DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO BUYER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER REPURCHASE DOCUMENTS.

19. Right of Setoff. In addition to all liens upon, and rights of setoff against, the monies, instruments, certificates of deposit, securities or other property of Guarantor given to Buyer by law, Buyer shall have a lien and a right of setoff against, and Guarantor hereby grants to Buyer a security interest in, all monies, instruments, certificates of deposit, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Buyer, whether held in a general or special account or deposit including any account or deposit held jointly by Guarantor with any other person or entity, or for safekeeping or otherwise, except to the extent specifically prohibited by law. Every such lien, right of setoff and security interest may be exercised without demand upon or notice to Guarantor. No lien, right of setoff, or security interest shall be deemed to have been waived by any act or conduct on the part of Buyer, by any neglect to exercise such right of setoff or to enforce such lien or security interest, or by any delay in so doing. The rights and remedies of Buyer hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Buyer may have.

20. GOVERNING LAW; JURISDICTION.

(a) THIS GUARANTY HAS BEEN DELIVERED IN ARIZONA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

(b) Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Buyer or any affiliate of the Buyer in any way relating to this Guaranty or any other Repurchase Documents or the transactions relating hereto or thereto, in any forum other than the courts of the State of Arizona sitting in Maricopa County, and of the United States District Court for the District of Arizona, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Arizona court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Repurchase Documents shall affect any right that the Buyer may otherwise have to bring any action or proceeding relating to this Guaranty or any other Repurchase Documents against the Guarantor or any other party to any of the Repurchase Documents or their respective properties in the courts of any jurisdiction.

21. No Third Party Beneficiaries. This Guaranty is solely for the benefit of Buyer, its successors, endorsees and assigns, and is not intended to nor shall it be deemed to be for the benefit of any third party, including Seller.

22. Severability. If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

23. Counterparts. This Guaranty may be executed in counterparts, all of which executed counterparts shall together constitute a single document.

24. Counsel. Guarantor acknowledges that Guarantor has had adequate opportunity to carefully read this Guaranty and to consult with an attorney of Guarantor’s choice prior to signing it.

25. Amendments. No amendment or waiver of any provision of this Guaranty or consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Buyer.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

REDFIN CORPORATION, a Delaware corporation

By:	/s/ Glenn Kelman
Name:	Glenn Kelman
Title:	CEO